UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 6, 2012

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129, Carson City, NV	89706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 36133372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Disclosure of additional items required by this Item 5.02 is disclosed in response to Item 5.07 below and incorporated into this Item 5.02.

Item 5.03.

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Disclosure of items required by this Item 5.03 is disclosed in response to Item 5.07 below and incorporated into this Item 5.03.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On February 6, 2012, shareholders owning a majority of the voting control of the Company authorized, by written consent, the change of domicile of the Company from the State of Nevada to the State of Delaware through the merger of the Company with and into a Delaware corporation to be formed for the purpose of changing domicile (the “Reincorporation”).  The Company is preparing an information statement for the shareholders of the Company describing these transactions.  The Reincorporation will be effective upon the filing of the articles/certificate of merger with the respective states which management intends to accomplish approximately 20 days following the mailing of the information statement to the shareholders of the Company.

On February 6, 2012, shareholders owning a majority of the voting control of the Company authorized, by written consent, an amendment to the Company’s Articles of Incorporation increasing the total authorized Common Stock, $.001 par value, from 50,000,000 to 100,000,000.  The increase in the authorized shares will be effective upon the completion of the Reincorporation described above.

On February 6, 2012, shareholders owning a majority of the voting control of the Company approved, by written consent, the 2012 Plan.  Awards may be made under the 2012 Plan for up to 4,900,000 shares of common stock, $0.001 par value per share, of the Company.  All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2012 Plan.  The form of the 2012 Plan was approved by the Board of Directors on January 2, 2012 (the “Effective Date”).  No Awards can be granted under the 2012 Plan after the expiration of 10 years from the Effective Date, but awards previously granted may extend beyond that date.  It is anticipated that the Delaware corporation formed as a result of the Reincorporation will assume the 2012 Plan.

A copy of the 2012 Plan has been included as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	2012 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  February 8, 2012

By /s/ Pnina Fishman

Pnina Fishman, Chief Executive Officer

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